Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Armata Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Other(2)	21,315,790	$2.64(2)	$56,273,685.60	.00011020	$6,201.36
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$56,273,685.60		$6,201.36
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$6,201.36

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholder named herein of up to 21,315,790 shares of its common stock issuable upon conversion of a portion or all of the outstanding principal amount of, and any accrued and unpaid interest on, the loan (the “Loan”), made to the Registrant pursuant to the secured convertible credit and security agreement, dated January 10, 2023, by and between the Registrant, as borrower, and the selling shareholder, as lender. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, or similar transactions.
(2)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common shares, as reported on the NYSE American on February 7, 2023, a date within five business days prior to the initial filing of this registration statement on February 13, 2023.